EXHIBIT 99.1
News Release

205 Crosspoint Parkway
Buffalo, NY 14068
Immediate Release
Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021
BUFFALO, NY, October 29, 2020 - Columbus McKinnon Corporation (Nasdaq: CMCO), a leading designer, manufacturer and marketer of motion control products, technologies and services for material handling, today announced financial results for its fiscal year 2021 second quarter, which ended September 30, 2020.
Second Quarter Highlights
•Strong sequential improvement demonstrates effectiveness of cost saving and self-help improvement measures
•Revenue up 13.5% over trailing first fiscal quarter to $157.8 million; at high end of expected range
•Operating income of $15.8 million or 10.0% of sales; Adjusted operating income* of $14.0 million, or 8.9% of sales
•Cash from operations in the quarter was $37.4 million driven by a disciplined focus on reducing working capital requirements
•Advancing product launches and broadening offerings in Compass™ configurator
David Wilson, President and CEO of Columbus McKinnon, commented, “We delivered solid results in the quarter achieving the higher end of our expected revenue range and demonstrated our capabilities to drive profitability and strong cash generation in a challenging environment. In fact, the 80/20 Process, a key tool in our business system, contributed $3.4 million in operating income during the quarter, helping to offset headwinds caused by the pandemic. Our strong cash flow and excellent liquidity position enabled our repayment of the $25 million Revolver borrowing in early October.
“We are building momentum as we strengthen our business operating system, evolve the Blueprint for Growth strategy and pivot to growth. Our focus is on identifying opportunities to both deepen our market penetration and expand our addressable markets. We have the financial strength to continue to invest in prioritized growth initiatives even as we carefully manage our operations and ensure the safety and well-being of the Columbus McKinnon team.”
*Adjusted operating income is a non-GAAP measure. See accompanying discussion and reconciliation table in this release regarding adjusted operating income.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
Second Quarter Fiscal 2021 Sales

($ in millions)	Q2 FY 21	Q2 FY 20	Change	% Change
Net sales	$157.8	$207.6	$(49.8)	(24.0)%

U.S. sales	$84.7	$113.5	$(28.8)	(25.4)%
% of total	54%	55%
Non-U.S. sales	$73.1	$94.1	$(21.0)	(22.3)%
% of total	46%	45%
Compared with the prior-year period, lower volume was due to the global economic impact of the COVID-19 pandemic. Lower U.S. sales volume more than offset a 1.1% price improvement while lower volume outside the U.S. was somewhat offset by a $2.2 million, or 2.3%, positive impact from foreign currency translation and price improvement of 1.2%.
Compared with the trailing first quarter, sales improved 13.5% with short cycle sales up 22.2% and project sales up 5.5%.
Second Quarter Fiscal 2021 Operating Results

($ in millions)	Q2 FY 21	Q2 FY 20	Change	% Change
Gross profit	$56.0	$73.5	$(17.5)	(23.8)%
Gross margin	35.5%	35.4%	10 bps
Income from operations	$15.8	$25.2	$(9.4)	(37.3)%
Operating margin	10.0%	12.2%	(220) bps
Net income (loss)	$(4.1)	$16.6	$(20.7)	NM
Diluted EPS	$(0.17)	$0.69	$(0.86)	NM
Adjusted EBITDA *	$21.1	$33.7	$(12.5)	(37.2)%
Adjusted EBITDA margin	13.4%	16.2%	(280) bps
*A non-GAAP measure, Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization. Please see the attached tables for a reconciliation of adjusted EBITDA to GAAP net income (loss).
Adjusted income from operations was $14.0 million, or 8.9% of sales. Decremental adjusted operating income leverage from the prior-year period was 25% which continues to demonstrate better than historic decremental leverage. (See the reconciliation of GAAP income from operations to adjusted income from operations on the attached tables.) Net loss for the quarter was $4.1 million, which included a $16.3 million non-cash pension settlement charge related to the termination of a U.S. pension plan.
On a sequential basis, Adjusted EBITDA was up $9.1 million, or 74.9%, to $21.1 million on an $18.7 million increase in sales. Adjusted EBITDA margin expanded 470 basis points sequentially to 13.4% from the fiscal 2021 first quarter.
Third Quarter Fiscal 2021 Outlook
Orders were up nearly 26% compared with the trailing first quarter. Order growth was driven mostly by the recovery of the short cycle business, which improved 41% over the first quarter this fiscal year whereas the project business grew at a rate of 12%. Total backlog has recovered to pre-COVID levels and long-term backlog, which is expected to ship beyond the fiscal third quarter, grew to 41.5% of total backlog. As a result, the Company expects third quarter fiscal 2021 revenue to be within a range of approximately $150 million to $160 million at current exchange rates.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
Mr. Wilson concluded, “I am really proud of the team and how we have executed in the first half of the fiscal year. Importantly, we are keeping our eye on the long term as we advance our strategic plan. In the second quarter, we launched several new products, expanded the capabilities of our Compass™ configurator and increased our focus on improving our customers’ experience. I am confident we will continue to execute well, and we will emerge from these challenging times a better company.”
Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast Thursday, October 29, 2020 at 10:00 AM Eastern Time, at which management will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at investors.columbusmckinnon.com. A question and answer session will follow the formal discussion.
The conference call can be accessed by dialing 201-493-6780. The listen-only audio webcast can be monitored at https://investors.columbusmckinnon.com. To listen to the archived call, dial 412-317-6671 and enter the passcode 13710950. The telephonic replay will be available from 1:00 PM Eastern Time on the day of the call through Thursday, November 5, 2020. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.
About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of motion control products, technologies, systems and services that efficiently and ergonomically move, lift, position and secure materials. Key products include hoists, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available at www.columbusmckinnon.com.
Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future sales and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including the impact of Covid-19 and the Company’s efforts to reduce costs, maintain liquidity and generate cash in the current pandemic, the effectiveness of the Company’s 80/20 Process to simplify operations, the ability of the Company’s Operational Excellence initiatives to drive profitability, the Company’s ability to grow market share, the ability to achieve revenue expectations, global economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the ability to expand into new markets and geographic regions, and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.
Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com
Financial tables follow.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	September 30, 2020	September 30, 2019	Change
Net sales	$157,790	$207,609	(24.0)%
Cost of products sold	101,765	134,116	(24.1)%
Gross profit	56,025	73,493	(23.8)%
Gross profit margin	35.5%	35.4%
Selling expenses	18,563	22,877	(18.9)%
% of net sales	11.8%	11.0%
General and administrative expenses	15,554	19,153	(18.8)%
% of net sales	9.9%	9.2%
Research and development expenses	2,896	2,999	(3.4)%
% of net sales	1.8%	1.4%
Loss on sales of businesses	—	7	NM
Amortization of intangibles	3,192	3,226	(1.1)%
Income from operations	15,820	25,231	(37.3)%
Operating margin	10.0%	12.2%
Interest and debt expense	3,018	3,759	(19.7)%
Investment (income) loss	(357)	(229)	55.9%
Foreign currency exchange (gain) loss	397	(296)	NM
Other (income) expense, net	16,911	257	6,480.2%
Income (loss) before income tax expense (benefit)	(4,149)	21,740	NM
Income tax expense (benefit)	(45)	5,141	NM
Net income (loss)	$(4,104)	$16,599	NM

Average basic shares outstanding	23,883	23,631	1.1%
Basic income (loss) per share	$(0.17)	$0.70	NM

Average diluted shares outstanding	23,883	23,926	(0.2)%
Diluted income (loss) per share	$(0.17)	$0.69	NM

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Six Months Ended
	September 30, 2020	September 30, 2019	Change
Net sales	$296,860	$420,321	(29.4)%
Cost of products sold	196,038	271,216	(27.7)%
Gross profit	100,822	149,105	(32.4)%
Gross profit margin	34.0%	35.5%
Selling expenses	37,258	45,632	(18.4)%
% of net sales	12.6%	10.9%
General and administrative expenses	33,983	38,753	(12.3)%
% of net sales	11.4%	9.2%
Research and development expenses	5,665	5,791	(2.2)%
% of net sales	1.9%	1.4%
Loss on sales of businesses	—	176	NM
Amortization of intangibles	6,307	6,479	(2.7)%
Income from operations	17,609	52,274	(66.3)%
Operating margin	5.9%	12.4%
Interest and debt expense	6,206	7,611	(18.5)%
Investment (income) loss	(934)	(531)	75.9%
Foreign currency exchange (gain) loss	481	(706)	NM
Other (income) expense, net	19,937	419	4,658.2%
Income (loss) before income tax expense (benefit)	(8,081)	45,481	NM
Income tax expense (benefit)	(1,008)	10,303	NM
Net income (loss)	$(7,073)	$35,178	NM

Average basic shares outstanding	23,843	23,532	1.3%
Basic income (loss) per share	$(0.30)	$1.49	NM

Average diluted shares outstanding	23,843	23,832	—%
Diluted income (loss) per share	$(0.30)	$1.48	NM

Dividends declared per common share	$0.06	$0.06

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2020	March 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$186,556	$114,450
Trade accounts receivable	92,540	123,743
Inventories	112,095	127,373
Prepaid expenses and other	18,124	17,180
Total current assets	409,315	382,746

Property, plant, and equipment, net	72,782	79,473
Goodwill	330,859	319,679
Other intangibles, net	219,434	217,962
Marketable securities	8,534	7,322
Deferred taxes on income	27,798	26,281
Other assets	63,212	59,809
Total assets	$1,131,934	$1,093,272

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$37,724	$57,289
Accrued liabilities	88,679	93,585
Current portion of long-term debt	29,450	4,450
Total current liabilities	155,853	155,324

Term loan and revolving credit facility	245,680	246,856
Other non-current liabilities	250,445	227,507
Total liabilities	651,978	629,687

Shareholders’ equity:
Common stock	239	238
Additional paid-in capital	290,690	287,256
Retained earnings	281,935	290,441
Accumulated other comprehensive loss	(92,908)	(114,350)
Total shareholders’ equity	479,956	463,585
Total liabilities and shareholders’ equity	$1,131,934	$1,093,272

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Six Months Ended
	September 30, 2020	September 30, 2019
Operating activities:
Net income (loss)	$(7,073)	$35,178
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	14,210	14,747
Deferred income taxes and related valuation allowance	(6,745)	748
Net loss (gain) on sale of real estate, investments, and other	(557)	(446)
Stock based compensation	3,989	3,511
Amortization of deferred financing costs	1,327	1,327
Loss on sales of businesses	—	176
Non-cash pension settlement expense	19,046	—
Gain on sale of building	(2,638)	—
Non-cash lease expense	3,785	4,223
Changes in operating assets and liabilities, net of effects of business acquisitions and divestitures:
Trade accounts receivable	33,594	(2,648)
Inventories	18,987	1,400
Prepaid expenses and other	(1,627)	(2,883)
Other assets	570	(171)
Trade accounts payable	(20,078)	332
Accrued liabilities	(7,895)	(8,230)
Non-current liabilities	(1,952)	(9,384)
Net cash provided by (used for) operating activities	46,943	37,880

Investing activities:
Proceeds from sales of marketable securities	1,034	1,928
Purchases of marketable securities	(1,759)	(2,581)
Capital expenditures	(2,779)	(4,843)
Proceeds from sale of building, net of transaction costs	5,453	—
Dividend received from equity method investment	587	—
Proceeds from sale of equipment	—	51
Net (payments) proceeds from sales of businesses	—	(214)
Net cash provided by (used for) investing activities	2,536	(5,659)

Financing activities:
Proceeds from issuance of common stock	429	3,784
Borrowings under line-of-credit agreements	25,000	—
Repayment of debt	(2,225)	(30,000)
Fees paid for revolver extension	(826)	—
Payment of dividends	(2,860)	(2,824)
Other	(982)	(544)
Net cash provided by (used for) financing activities	18,536	(29,584)

Effect of exchange rate changes on cash	4,091	(1,751)

Net change in cash and cash equivalents	72,106	886
Cash, cash equivalents, and restricted cash at beginning of year	114,700	71,343
Cash, cash equivalents, and restricted cash at end of period	$186,806	$72,229

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Q2 FY 2021 Sales Bridge

	Quarter		Year To Date
($ in millions)	$ Change	% Change	$ Change	% Change
Fiscal 2020 Sales	$207.6		$420.3
Volume	(54.3)	(26.2)%	(128.4)	(30.5)%
Pricing	2.3	1.1%	4.8	1.1%
Foreign currency translation	2.2	1.1%	0.2	—%
Total change	$(49.8)	(24.0)%	$(123.4)	(29.4)%
Fiscal 2021 Sales	$157.8		$296.9

COLUMBUS McKINNON CORPORATION
Q2 FY 2021 Gross Profit Bridge

($ in millions)	Quarter	Year To Date
Fiscal 2020 Gross Profit	$73.5	$149.1
Pricing, net of material cost inflation	2.3	4.7
Gain on sale of building	2.2	2.2
Tariffs	0.6	1.4
Foreign currency translation	0.8	0.2
Business realignment costs	0.1	(0.2)
Insurance settlement	—	(0.3)
Factory closures	(0.3)	(1.6)
Productivity, net of other cost changes	(3.8)	(8.3)
Sales volume and mix	(19.4)	(46.4)
Total change	$(17.5)	$(48.3)
Fiscal 2021 Gross Profit	$56.0	$100.8

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	September 30, 2020		June 30, 2020		March 31, 2020		September 30, 2019
($ in millions)
Backlog	$146.6		$130.7		$131.0		$143.1
Long-term backlog
Expected to ship beyond 3 months	$60.8		$52.8		$49.1		$53.9
Long-term backlog as % of total backlog	41.5%		40.4%		37.5%		37.7%

Trade accounts receivable
Days sales outstanding	53.4	days	63.1	days	59.4	days	57.0	days

Inventory turns per year
(based on cost of products sold)	3.6	turns	3.0	turns	3.9	turns	3.8	turns
Days' inventory	100.5	days	120.6	days	94.3	days	96.9	days

Trade accounts payable
Days payables outstanding	33.7	days	37.6	days	42.3	days	33.2	days

Working capital as a % of sales (1)	14.1%		14.9%		14.5%		17.2%

Debt to total capitalization percentage	36.4%		37.1%		35.2%		36.9%

Debt, net of cash, to net total capitalization	15.6%		20.9%		22.8%		30.1%
(1) September 30, 2019 figure excludes the Tire Shredder business, which was divested on December 28, 2018, and Crane Equipment & Service, Inc. (CES) and Stahlhammer Bommern GmbH (STB), each of which were divested on February 28, 2019.

U.S. Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 21	63	64	61	63	251

FY 20	63	63	61	64	251

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Gross Profit to
Non-GAAP Adjusted Gross Profit and Adjusted Gross Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Gross profit	$56,025	$73,493	$100,822	$149,105
Add back (deduct):
Factory closures	493	249	2,421	755
Business realignment costs	—	140	329	140
Insurance settlement	—	—	—	(290)
Gain on sale of building	(2,189)	—	(2,189)	—
Non-GAAP adjusted gross profit	$54,329	$73,882	$101,383	$149,710

Sales	$157,790	$207,609	$296,860	$420,321
Adjusted gross margin	34.4%	35.6%	34.2%	35.6%

Adjusted gross profit is defined as gross profit as reported, adjusted for certain items. Adjusted gross profit is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted gross profit, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit to that of other companies.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to
Non-GAAP Adjusted Income from Operations and Adjusted Operating Margin
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Income from operations	$15,820	$25,231	$17,609	$52,274
Add back (deduct):
Factory closures	747	470	3,003	1,497
Business realignment costs	—	413	821	413
Insurance recovery legal costs	88	220	229	359
Loss on sales of businesses	—	7	—	176
Insurance settlement	—	—	—	(290)
Gain on sale of building	(2,638)	—	(2,638)	—
Non-GAAP adjusted income from operations	$14,017	$26,341	$19,024	$54,429

Sales	$157,790	$207,609	$296,860	$420,321
Adjusted operating margin	8.9%	12.7%	6.4%	12.9%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations, as well as facilitates a more meaningful comparison of the Company’s income from operations to that of other companies.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to
Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(4,104)	$16,599	$(7,073)	$35,178
Add back (deduct):
Non-cash pension settlement expense	16,324	—	19,046	—
Factory closures	747	470	3,003	1,497
Business realignment costs	—	413	821	413
Insurance recovery legal costs	88	220	229	359
Loss on sales of businesses	—	7	—	176
Insurance settlement	—	—	—	(290)
Gain on sale of building	(2,638)	—	(2,638)	—
Normalize tax rate to 22% (1)	(2,327)	114	(3,732)	(177)
Non-GAAP adjusted net income	$8,090	$17,823	$9,656	$37,156

Average diluted shares outstanding	24,123	23,926	24,030	23,832

Diluted income (loss) per share - GAAP	$(0.17)	$0.69	$(0.30)	$1.48

Diluted income per share - Non-GAAP	$0.34	$0.74	$0.40	$1.56
(1) Applies a normalized tax rate of 22% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies.

Columbus McKinnon Reports Financial Results for Second Quarter Fiscal Year 2021

October 29, 2020
COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
($ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(4,104)	$16,599	$(7,073)	$35,178
Add back (deduct):
Income tax expense (benefit)	(45)	5,141	(1,008)	10,303
Interest and debt expense	3,018	3,759	6,206	7,611
Investment (income) loss	(357)	(229)	(934)	(531)
Foreign currency exchange (gain) loss	397	(296)	481	(706)
Other (income) expense, net	16,911	257	19,937	419
Depreciation and amortization expense	7,129	7,344	14,210	14,747
Factory closures	747	470	3,003	1,497
Business realignment costs	—	413	821	413
Insurance recovery legal costs	88	220	229	359
Loss on sales of businesses	—	7	—	176
Insurance settlement	—	—	—	(290)
Gain on sale of building	(2,638)	—	(2,638)	—
Non-GAAP adjusted EBITDA	$21,146	$33,685	$33,234	$69,176

Sales	$157,790	$207,609	$296,860	$420,321
Adjusted EBITDA margin	13.4%	16.2%	11.2%	16.5%

Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted EBITDA, is important for investors and other readers of the Company’s financial statements.